                     FORM OF EXECUTIVE AGREEMENT (TIER III)

                  THIS AMENDED AND RESTATED AGREEMENT, made this 24th day of March, 1997, by and between THE RAYMOND CORPORATION, a New York corporation having a principal place of business in Greene, New York (hereinafter, together with its successors and assigns, "Raymond") and ________________, an individual having a principal place of residence in ___________, ____________ (hereinafter "Executive").

                              W I T N E S S E T H :

                  WHEREAS, Raymond has a long-standing tradition of employment at will; and WHEREAS, Executive has been a trusted and valuable employee of Raymond for a period of time;

and

                  WHEREAS, the loss of Executive's services during a period in which there was a change in control of Raymond would be harmful to Raymond; and

                  WHEREAS, the possibility of a change in control creates an unsettling atmosphere and uncertainties for Executive; and

                  WHEREAS, Raymond and Executive wish to amend and restate the Executive Agreement dated __________ __, 19__;

                  NOW, THEREFORE, in consideration of the mutual promises, covenants and agreements herein contained, and for other good and valuable consideration receipt of which is hereby acknowledged, the parties hereto agree as follows:

                  1. Effective Date. This Agreement shall become effective on the date on which a "Change of Control" (as such term is defined in paragraph 2 hereof) occurs.

                  2. Change of Control. The term "Change of Control" shall mean a change of control of Raymond of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Securities Exchange Act of 1934 as in effect on the date of this Agreement or, if Item 6(e) is no longer in effect, any regulations issued by the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934 which serves similar purposes; provided that, without limitation, such a Change of Control shall be deemed to have occurred if and when:

                  A. any "person" (as such term is used in Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934) is or becomes a beneficial owner, directly or indirectly, of securities of Raymond representing 25% or more of the combined voting power of Raymond's then outstanding securities; or

                  B. individuals who on the date this Agreement is amended and restated constituted the Board of Directors (together with any new directors whose election by such Board of Directors, or whose nomination for election by the shareholders of Raymond, was approved by a vote of a majority of the directors of Raymond then still in office who were either directors on the date this Agreement is amended or restated or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors then in office; or

                  C. the stockholders of Raymond approve any transaction or series of transactions under which Raymond is merged or consolidated with any other company, other than a merger or consolidation which would result in the voting securities of Raymond outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 75% of the combined voting power of the voting securities of Raymond or such surviving entity outstanding immediately after such merger or consolidation; or

                  D. the stockholders of Raymond approve a plan of complete liquidation of Raymond or an agreement for the sale or disposition by Raymond of all or substantially all of Raymond's assets.

                  3. Employment. Raymond hereby agrees to continue the Executive in its employ, and the

                  Executive hereby agrees to remain in the employ of Raymond, for the period commencing on the effective date of this Agreement and ending on the third anniversary of such date (the "Employment Period"). During such Employment Period, the Executive shall exercise such authority and perform such executive duties as are commensurate with the authority being exercised and the duties being performed by the Executive immediately prior to the effective date of this Agreement. Such services shall be performed at the location where the Executive was the employee immediately prior to the effective date of this Agreement or at such other location as Raymond may reasonably require; provided, however, the Executive shall not be required to accept a location which is unreasonable in light of the Executive's personal circumstances. The Executive agrees that during the period of employment he shall devote his full business time exclusively to his executive duties as described herein and shall perform such duties faithfully and efficiently.

                  4. Compensation. During the Employment Period, the Executive shall be entitled to the following compensation and benefits:

                  A. An annual salary which is not less than the Executive's annual salary immediately prior to the effective date of this Agreement, with the opportunity for increases, from time to time thereafter, which are in accordance with Raymond's regular practices. Such salary shall be paid in substantially equal monthly installments commencing with the first day of the month following the month in which the Change in Control occurs. In the event the Executive dies or is terminated for "Cause" (as such term is hereinafter defined) at any time during the three year period during which payments are made pursuant to this paragraph, no further payments shall be paid or payable pursuant to this paragraph 4A.

                  B. Executive shall be entitled to participate in accordance and with the terms of any bonus, stock option, restricted stock, pension and/or profit sharing or other incentive compensation plans in which he was a participant immediately prior to the effective date of this Agreement, or any successor plans that provide Executive with compensation and benefits no less than such prior plans.

                  C. Executive shall be entitled to receive all employee benefits including, but not limited to, medical, life, and split-dollar life insurance benefits, to which he was entitled immediately prior to the effective date of this Agreement.

                  5. Termination. The term "Termination" shall mean termination by Raymond of the employment of the Executive during the Employment Period, (for any reason other than death, "Disability" or "Cause" as such terms are defined below), or the resignation of the Executive upon the occurrence of any of the following events:

                  A. a significant change in the nature or scope of the Executive's authorities or duties from those described in paragraph 3, a reduction in total compensation and/or benefits from those provided in paragraph 4, or the breach by Raymond of any other provision of this Agreement; or

                  B. a reasonable determination by the Executive that, as the result of a Change of Control of Raymond and a change in circumstances thereafter significantly affecting his position, he is unable to exercise the authorities, powers, functions or duties attached to his position and contemplated by paragraph 3 of this Agreement.

                  C. a failure by Raymond to assign this Agreement to its successors and assigns.

                  For purposes of this Agreement, the term "Disability" shall mean permanent disability (as determined under Raymond's disability insurance plan). For purposes of this Agreement, the term "Cause" shall mean gross misconduct or willful and material breach of this Agreement by the Executive.

                  6. Termination Payments. In the event the Executive's employment is terminated and subject to the provisions of Section 5 of this Agreement, Raymond shall pay to and provide the Executive with the following:

                  A. A lump sum amount, payable within 60 days following the Executive's Termination, equal to the sum of (i) all salary payments that would have been payable to the Executive during the remainder of the Employment Period had no Termination occurred (at the same rate as payable immediately prior to the date of Termination), plus (ii) the estimated amount of any bonuses to which the Executive would have been entitled had he remained in the employ of Raymond (provided that in no event will the amount of any bonus for any particular year be less than the amount of the bonus paid to the Executive for the year immediately preceding the year of Termination); and

                  B. During the remainder of the Employment Period, the Executive shall continue to be treated as an employee under the provisions of any stock option, restricted stock, pension and/or profit sharing plans or other incentive compensation arrangements described in paragraph 4B. In addition the Executive shall continue to be entitled to all benefits and service credit for benefits under medical, life insurance, split dollar life insurance and other employee benefit plans, programs and arrangements of Raymond described in paragraph 4C as if he were still employed during such period under this Agreement; and

                  C. If, despite the provisions of paragraph 6B above, benefits or service credits under any employee benefit plan shall not be payable or provided under any such plan to the Executive, or his dependents, beneficiaries and estate, because be is no longer an employee of Raymond, Raymond itself shall, to the extent necessary, pay or provide for payment of such benefits or service credit for such benefits to the Executive, his dependents, beneficiaries and estate.

                  D. If, despite the provisions of paragraph 6B above, benefits or the right to accrue further benefits under any stock option, restricted stock, pension and/or profit sharing plan or other incentive compensation arrangement described in paragraph 4B shall not be provided under any such arrangement to the Executive, or his dependents, beneficiaries and estate, because he is no longer an employee of Raymond, Raymond shall, to the extent necessary, pay or provide for payment of such benefits to the Executive, his dependents, beneficiaries and estate.

                  It is the intention of this paragraph 6 that the total compensation and benefits paid to the Executive pursuant to this Agreement equal those amounts he would have received had be remained in the employ of Raymond until the expiration of the Employment Period or, if earlier, his death.

                  7. Code Section 280G Limitation. Notwithstanding anything to the contrary in this Agreement, any amounts payable under this Agreement shall be reduced to the extent necessary to avoid Executive being deemed to have received an "excess parachute payment" as defined in Section 280G of the Internal Revenue Code of 1986, as amended (the "Code"); provided, however, that such a reduction shall occur only to the extent that the amounts received by the Executive on an after-tax basis with such a reduction would exceed the amounts received by the Executive on an after-tax basis without such a reduction.

                  8. Non-Competition and Confidentiality. The Executive agrees that:

                  A. There shall be no obligation on the part of Raymond to provide any further payments or benefits (other than benefits or payments already earned or accrued) described in paragraph 6, if, during the Employment Period, the Executive shall be employed by or otherwise engage or be interested in any business which is competitive with any business of Raymond or any of its subsidiaries in which the Executive was engaged during his employment prior to a termination and if, but only if, such employment or activity is likely to cause, or causes, serious damage to Raymond or any of its subsidiaries; provided, however, nothing herein shall prohibit Executive from owning less than 3% of the issued and outstanding stock of a company traded on a national securities exchange; and

                  B. During and after the Employment Period, he will not divulge or appropriate to his own use or the use of others any secret or confidential information or knowledge pertaining to the business of Raymond, or any of its subsidiaries, obtained during his employment by Raymond or any of its subsidiaries.

                  9. No Mitigation. Executive shall not be required to seek employment with any subsequent employer following his Termination of employment from Raymond, and no amounts payable hereunder shall be reduced by reason of any compensation or benefits received by Executive from a subsequent employer.

                  10. Arbitration. Any controversy or claim arising out of or relating to this Agreement or the breach thereof, shall be settled by arbitration in the City of Syracuse in accordance with the laws of the State of New York by three arbitrators, one of whom shall be appointed by Raymond, one by the Executive and the third of whom shall be appointed by the first two arbitrators. If the first two arbitrators cannot agree on the appointment of a third arbitrator, then the third arbitrator shall be appointed by a Justice of the Supreme Court for the County of Onondaga, State of New York. The arbitration shall be conducted in accordance with the rules of the American Arbitration Association, except with respect to the selection of arbitrators which shall be as provided in this paragraph 10. Judgment upon the award rendered by the arbitrators may be entered in any court having jurisdiction thereof. In the event that it shall be necessary or desirable for the Executive to retain legal counsel and/or incur other costs and expenses in connection with the enforcement of any and all of his rights under this Agreement, Raymond shall pay (or the Executive shall be entitled to recover from Raymond, as the case may be) his reasonable attorneys' fees and costs and expenses in connection with the enforcement of his said rights (including the enforcement of any arbitration award in court), regardless of the final outcome, unless the arbitrator shall expressly determine that such action was brought by Executive in bad faith.

                  11. Notices. Any notices, requests, demands and other communications provided for by this Agreement shall be sufficient if in writing and if sent by registered or certified mail to the Executive at the last address he has filed in writing with Raymond, or, in the case of Raymond, at its principal executive offices.

                  12. Non-Alienation. The Executive shall not have any right to pledge, hypothecate, anticipate or in any way create a lien upon any amounts provided under this Agreement. No benefits payable hereunder shall be assignable in anticipation of payment either by voluntary or involuntary acts, or by operation or law.

                  13. Governing Law. The provisions of this Agreement shall be construed in accordance with the laws of the State of New York, without reference to principles of conflict of laws.

                  14. Amendment. This Agreement may be amended or cancelled by mutual agreement of the parties in writing without the consent of any other person and, so long as the Executive lives, no person, other than the parties hereto, shall have any rights under or interests in this Agreement or the subject matter hereof.

                  15. Successors to the Company. Except as otherwise provided herein, this Agreement shall be binding upon or inure to the benefit of Raymond and any successor of Raymond.

                  16. Severability. In the event that any provision or portion of this Agreement shall be determined to be invalid or unenforceable for any reason, the remaining provisions of this Agreement shall be unaffected thereby and shall remain in full force and effect.

                  IN WITNESS WHEREOF, the Executive has hereunto set his hand, and pursuant to the authorization from its Board of Directors, Raymond has caused these presents to be executed in its name on its behalf, all as of the day and year first above written.




                      THE RAYMOND CORPORATION

                      By:
                          ------------------------------------

                               Ross K. Colquhoun
                               Chief Executive Officer
                                  and Chairman of the Board
                                  of Directors

                           -----------------------------------

                           -----------------------------------
                               Executive